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                                                                   EXHIBIT 4.2


                    THIRD AMENDMENT TO THE NOTE PURCHASE AGREEMENT


          This Third Amendment to the Note Purchase Agreement (this "Third Amendment") dated as of April 3, 1998 between ATCHISON CASTING CORPORATION (the "Company") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the "Holder");

                                 W I T N E S S E T H:

          WHEREAS, the Company and the Holder have heretofore executed and delivered a Note Purchase Agreement dated as of July 29, 1994 (as amended by the First Amendment and the Second Amendment described below, the "Note Purchase Agreement") pursuant to which the Holder purchased $20,000,000 in aggregate principal amount of the Company's 8.44% Senior Notes due July 29, 2004 (the "Notes"); and

          WHEREAS, the Company and the Holder have heretofore executed and delivered a First Amendment to the Note Purchase Agreement dated as of March 8, 1996 (the "First Amendment"); and

          WHEREAS, the Company and the Holder have heretofore executed and delivered a Second Amendment to the Note Purchase Agreement dated as of May 24, 1996 (the "Second Amendment"); and

          WHEREAS, concurrently herewith the Company or a Subsidiary thereof shall acquire substantially all of the voting stock of Sheffield Forgemasters Group Limited, a U.K. company ("Sheffield"); and

          WHEREAS, concurrently herewith in connection with the acquisition of Sheffield, the Company shall enter into a Pledge and Security Agreement with Harris Trust and Savings Bank, acting as agent for the Holder and the banks which are now or hereafter a party to the Amended and Restated Credit Agreement dated as of April 3, 1998 between such banks and the Company; and

          WHEREAS, the parties hereto desire to further amend the Note Purchase Agreement to enable the Company to complete the acquisition of Sheffield and to make certain other amendments to the Note Purchase Agreement as provided therein;

          NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree

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that the Note Purchase Agreement shall be and hereby is amended as follows:

     A. 1. The provisions of SECTION 1.7 and SECTION 6.13 of the Note Purchase Agreement which require a subsidiary guaranty of the Notes shall not apply with respect to Sheffield, any of its subsidiaries or any U.K. Subsidiary that the Company has formed to acquire the voting stock of Sheffield.

          2. SECTION 6.3 of the Note Purchase Agreement is hereby amended by
(i) deleting the " and" at the end of subsection (f) thereof, (ii) deleting the "." at the end of subsection (g) thereof and inserting in its place "; and" and (iii) inserting after subsection (g) the following subsection (h):

          "(h) Sheffield may become and remain liable in respect of letters of credit issued for its account PROVIDED that the aggregate face amount of all such letters of credit shall not exceed the US$ equivalent of $3,000,000 at any one time outstanding."

          3. SECTION 6.4 of the Note Purchase Agreement is hereby amended by deleting the amount "$3,500,000" in the last line of subsection (h) thereof and inserting in its place the amount "$8,000,000".

          4. SECTION 9.1 of the Note Purchase Agreement is hereby amended by
(i) inserting the following definition in the appropriate alphabetical order:

          "'SHEFFIELD': Sheffield Forgemasters Group Limited, a U.K. company.

and (ii) by amending and restating in its entirety the definition of "Restricted Investment" to read as follows:

          "'RESTRICTED INVESTMENT': any Investment other than an Investment permitted by clause (a), (b), (c) or (d) of Section 6.5."

     B. The Company hereby represents and warrants to the Holder that the representations and warranties with respect to the Company contained in the Note Purchase Agreement are true and correct in all material respects and the Holder shall be entitled to rely on such representations and warranties as if they were made to the Holder in this Amendment as of the date hereof.

     C. This Third Amendment shall become effective upon execution and delivery of this Third Amendment.

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     This Third Amendment may be executed in any number of counterparts and by each party hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Note Purchase Agreement shall remain unchanged and in full force and effect. All references to the Note Purchase Agreement in any document shall be deemed to be references to the Note Purchase Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Note Purchase Agreement.

     This Third Amendment shall be construed and governed by and in accordance with the laws of the State of New York.

          Dated as of the date first above written.

                              ATCHISON CASTING CORPORATION



                              By /s/ Kevin T. McDermed
                                 -------------------------------
                                Name:  Kevin T. McDermed
                                Title: V.P. & Treasurer



                              TEACHERS INSURANCE AND ANNUITY
                                  ASSOCIATION OF AMERICA



                              By /s/ Estelle Simsolo
                                --------------------------------
                                Name:  Estelle Simsolo
                                Title: Director-Private Placements